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                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: November 18, 1999

                                  Citibank Overseas Investment Corporation


                                  By: /s/ William H. Wolf
                                      -------------------------------
                                      Name:  William H. Wolf
                                      Title: Executive Vice President
                                             and Secretary


                                  CITIBANK, N.A.


                                  By: /s/ Glenn S. Gray
                                     --------------------------------
                                     Name:  Glenn S. Gray
                                     Title: Vice President and
                                            Assistant Secretary

                                  CITICORP


                                  By: /s/ Glenn S. Gray
                                     --------------------------------
                                     Name:  Glenn S. Gray
                                     Title: Assistant Secretary

                                  CITIGROUP INC.


                                  By: /s/ Glenn S. Gray
                                     --------------------------------
                                     Name:  Glenn S. Gray
                                     Title: Assistant Secretary